EXHIBIT 4.1


                              CERTIFICATE OF TRUST
                                       OF
                             CT CONVERTIBLE TRUST I

         THIS Certificate of Trust of CT CONVERTIBLE TRUST I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").


         1. Name. The name of the business trust formed by this Certificate of Trust is CT CONVERTIBLE TRUST I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                      WILMINGTON TRUST COMPANY, as
                                      trustee


                                      By:/s/ Emmett R. Harmon
                                         -----------------------------------
                                         Name:    Emmett R. Harmon
                                         Title:   Vice President


                                      JOHN R. KLOPP, as trustee


                                      By:/s/ John R. Klopp
                                         -----------------------------------
                                         Name:    John R. Klopp
                                         Title:   Trustee


                                      SHELI Z. ROSENBERG, as trustee


                                      By:/s/ Sheli Z. Rosenberg
                                         ----------------------------------
                                         Name:    Sheli Z. Rosenberg
                                         Title:   Trustee

744250.1

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